As filed with the Securities and Exchange Commission on June 16, 2009

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROADPOINT GLEACHER SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	22-2655804 (I.R.S. Employer Identification No.)

12 East 49th Street, 31st Floor New York, New York (Address of principal executive offices)	10017 (Zip code)

Broadpoint Gleacher Securities Group, Inc. 2007 Incentive Compensation Plan
(Full title of plans)

Lee Fensterstock
Chief Executive Officer
Broadpoint Gleacher Securities Group, Inc.
12 East 49th Street, 31st Floor
New York, NY 10017
(Name and address of agent for service)
212-273-7100
(Telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Calculation of Registration Fee

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered(1)	share(2)	price(2)	registration fee
Common stock, par value $0.01 per share (including related rights)	5,000,000 shares	$4.95	$24,750,000.00	$1,381.05

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the number of shares of common stock registered hereby includes an indeterminate number of shares of common stock that may be issued in connection with stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) solely for purposes of calculating the amount of registration fee, based on the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Global Market on June 12, 2009.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given in accordance with Rule 428 under the Securities Act of 1933, as amended.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The SEC allows certain information to be “incorporated by reference” into this registration statement. Any statement in a document that the Broadpoint Gleacher Securities Group, Inc. (the “Company”) has filed with the SEC prior to the date of this registration statement and which is incorporated by reference into this registration statement will be considered to be modified or superseded to the extent a statement contained in this registration statement or any other subsequently filed document that is incorporated by reference into this registration statement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this registration statement, except as modified or superseded.
The Company incorporates by reference into this registration statement the information contained in the documents listed below, which is considered to be a part of this registration statement:
•	The Company’s annual report on Form 10-K for the year December 31, 2008, filed with the SEC on March 26, 2009 and amended on April 30, 2009 (File no. 000-14140);

•	The Company’s quarterly report on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, September 30, 2008, and March 31, 2009 filed with the SEC on May 15, 2008, August 14, 2008, November 14, 2008, and May 15, 2009, respectively (File no. 000-14140);

•	The Company’s current reports on Form 8-K, filed with the SEC on February 24, 2009, March 3, 2009, March 4, 2009, April 17, 2009, April 28, 2009, May 8, 2009, May 29, 2009 and June 8, 2009 (in each case excluding any portions of those current reports that were furnished to, and not filed with, the SEC) (File no. 000-14140);

•	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 18, 2009 (File no. 000-14140);

•	The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A, filed with the SEC on January 14, 1986, including any amendments or reports filed for the purpose of updating such description (File no. 000-14140);

•	The description of the Company’s preferred stock purchase rights contained in the Company’s registration statement on Form 8-A, filed with the SEC on March 30, 1998, including any amendments or reports filed for the purpose of updating such description (File no. 000-14140); and

•	All documents subsequently filed by the Company with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.
You may request a copy of these filings, at no cost, by writing or telephoning the Company at the following address or telephone number:
Broadpoint Gleacher Securities Group, Inc.
12 East 49th Street, 31st Floor
New York, New York
212-273-7100
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
None.
Item 6. Indemnification of Directors and Officers.
Section 6.07 of the Company’s Amended and Restated By-Laws permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law. Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Registrant is entitled under the Business Corporation Law of the State of New York (Sections 721 through 726), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law. The Company has also purchased director and officer liability insurance.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description

4.1(1)	Restated Certificate of Incorporation of Broadpoint Gleacher Securities Group, Inc.

4.2(2)	Certificate of Amendment of the Certificate of Incorporation of Broadpoint Gleacher Securities Group, Inc.

4.3(3)	Amended and Restated Bylaws of Broadpoint Gleacher Securities Group, Inc.

4.4(4)	Specimen Certificate of Common Stock

4.5(5)	Broadpoint Gleacher Securities Group, Inc. 2007 Incentive Compensation Plan

5.1(6)	Opinion of Sidley Austin LLP, counsel to Broadpoint Gleacher Securities Group, Inc., regarding the legality of the common stock being registered

Exhibit
Number	Description

23.1(7)	Consent of PricewaterhouseCoopers LLP, independent auditors

23.2(8)	Consent of Sidley Austin LLP

24.1(9)	Power of attorney

(1)	Incorporated by reference to Exhibit 3.2 to Form 8-K filed on June 8, 2009 (File no. 000-14140).

(2)	Incorporated by reference to Exhibit 3.1 to Form 8-K filed on June 8, 2009 (File no. 000-14140).

(3)	Incorporated by reference to Exhibit 3.3 to Form 8-K filed on June 8, 2009 (File no. 000-14140).

(4)	Incorporated by reference to Exhibit 4 to Registration Statement No. [33-1353].

(5)	Filed herewith.

(6)	Filed herewith.

(7)	Filed herewith.

(8)	Contained in Exhibit 5.1

(9)	Included in signature page.
Item 9. Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 16th day of June, 2009.

BROADPOINT GLEACHER SECURITIES GROUP, INC.
By:	/s/ Lee Fensterstock
	Name:	Lee Fensterstock
	Title:	Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Lee Fensterstock and Patricia Arcieco-Craig, and each of them acting individually, as his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each attorney-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lee Fensterstock	Chief Executive Officer	June 16, 2009

Lee Fensterstock

/s/ Eric Gleacher	Chairman of the Board	June 16, 2009

Eric Gleacher

/s/ Peter J. McNierney	Director, President and Chief	June 16, 2009

Peter J. McNierney	Operating Officer

/s/ Robert I. Turner	Chief Financial Officer	June 16, 2009

Robert I. Turner

/s/ Robert A. Gerard	Director	June 16, 2009

Robert A. Gerard

/s/ Victor Mandel	Director	June 16, 2009

Victor Mandel

/s/ Mark Patterson	Director	June 16, 2009

Mark Patterson

/s/ Christopher R. Pechock	Director	June 16, 2009

Christopher R. Pechock

Signature	Title	Date

/s/ Frank Plimpton	Director	June 16, 2009

Frank Plimpton

/s/ Robert Yingling	Director	June 16, 2009

Robert Yingling